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                                                                    Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT



        We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 18, 1996, relating to the financial statements of The Delicious Frookie Company, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts".


                                         /s/ Cooper, Selvin & Strassberg, LLP

                                             Cooper, Selvin & Strassberg, LLP

Great Neck, New York
April 22, 1998